Exhibit (r)(2)

J.H. WHITNEY INVESTMENT MANAGEMENT, LLC

CODE OF ETHICS

December 2006

Exhibit (r)(2)

TABLE OF CONTENTS

I.	BACKGROUND

II.	STANDARD OF BUSINESS CONDUCT
	A.	Fiduciary Responsibilities
	B.	Quality of Service

III.	PROTECTION OF MATERIAL NON-PUBLIC INFORMATION
	A.	Policy Summary
	B.	Handling and Use of Confidential and Proprietary Information
	C.	Document and Information Control
	D.	Sensitive Areas Controls
	E.	Information Systems Controls

IV.	PERSONAL SECURITIES TRADING
	A.	Certification Requirements
	B.	Initial Reporting Requirements
	C.	Annual Reporting Requirements
	D.	Quarterly Reporting Requirements
	E.	Exceptions to the Quarterly Reporting Requirements
	F.	Covered Securities Exclusions
	G.	Requests for Duplicate Account Statements
	H.	Pre-clearance

V.	EXCEPTIONS AND QUESTIONS

VI.	REPORTING VIOLATIONS

VII.	ADMINISTRATION OF THE CODE

VIII.	ADV DISCLOSURE

APPENDICES
Definitions		Appendix A
Acknowledgement by New Employee of Receipt of Code of Ethics and Compliance Manual		Appendix B
Initial Report of Covered Securities Holdings		Appendix C
Sample Duplicate Statement Request Letter		Appendix D
Quarterly Transaction Report		Appendix E

Exhibit (r)(2)

I.	BACKGROUND

In early 2005, the SEC adopted Rule 204A-1 which requires every registered investment adviser to establish, maintain, and enforce a written code of ethics (“Code”) that is applicable to its "supervised persons”, as defined in Appendix A.  The purpose of the Code is to reinforce, by means of written standards of conduct, the fiduciary principles that govern the investment advisory business.

II.	STANDARD OF BUSINESS CONDUCT

J.H. Whitney Investment Management, LLC (herein referred to collectively as (“JHWIM”) or (“Firm”) is committed to maintaining the highest legal and ethical standards in the conduct of our business.  We have built our reputation on client trust and confidence in our professional abilities and our integrity.  As fiduciaries, we place our clients’ interests above our own.  Meeting this commitment is the responsibility of the Firm and each and every one of our employees.

A.	Fiduciary Responsibilities
The Firm’s fiduciary relationship with its clients imposes a series of fiduciary responsibilities on the Firm and its employees, some of which are as follows:
•
Duty to Disclose Material Facts and Conflicts – Employees have a duty to disclose all material facts that may affect the services provided to clients.  As a general rule, information is material if there is a substantial likelihood that a reasonable investor would attach importance to it.  The courts and the SEC have placed particular emphasis on the duty to disclose material conflicts of interest – even the possibility of a conflict must be disclosed.  In general these conflicts would be disclosed in Part II of the Firm’s Form ADV.

•
Duty to Act in the Best Interests of Clients – Employees have a duty to act only in the best interests of clients.  This duty generally requires that the interests of clients be placed above the interests of JHWIM and its employees whenever a conflict may be present.  If a conflict of interest arises between the interests of a client and the interests of JHWIM or its employees, the issue should be brought promptly to the attention of the Chief Compliance Officer.

•
Duty to Treat Each Client Fairly – The Firm may not intentionally confer a benefit on one client with the purpose of conferring a disadvantage on another client.  In keeping with this principle, employees who are involved in the activities of more than one client must take care that their actions do not benefit one client to the detriment of another.  Of course, variances in client needs, circumstances, and investment objectives justify giving advice and taking action in the performance of the Firm’s duties to certain clients that may differ from the advice given, or the timing and nature of action taken, with respect to other clients, so long as all clients are treated fairly.

Exhibit (r)(2)

•
Duty to Provide Suitable Investment Advice – JHWIM and its employees have a duty to give investment advice that is suitable and appropriate to the particular client.  As a general rule, this duty requires employees to be familiar with the representations made by clients as to their investment objectives, risk tolerances, and investment time horizon and to determine, based on that knowledge, that the investment advice rendered is suitable.

Any questions regarding these duties and the fiduciary responsibilities of the Firm and its employees should be directed to the Chief Compliance Officer.

B.	Quality of Service
It is Firm policy to provide investment services that (a) ensure that each client receives advice based on his or her individual needs, objectives, and financial situation; (b) are consistent with applicable laws, rules, regulations, and industry standards; and (c) are offered in a manner that ensures that each client understands the objectives and structure of the investment products or services selected.

The quality of the Firm’s investment services and operations effects that Firm’s reputation, productivity, and profitability.  The Firm’s goal is to be a quality leader and to create conditions that allow and encourage all employees to perform their duties efficiently and effectively.

Any questions regarding the quality of service being or to be provided by the Firm should be directed to the Chief Compliance Officer.

III.	Protection of Material Non-Public Information

A.	Policy Summary

JHWIM and its employees may come into possession of confidential information in the course of their business and have their own proprietary confidential information.  JHWIM is strongly committed to protecting confidential information.  JHWIM is also strongly committed to avoiding the misuse, or the appearance of misuse, of such information, whether in connection with the trading of securities or otherwise.

In order to comply with the laws and regulations to which JHWIM and all of its employees are subject and to protect its reputation and integrity, JHWIM has adopted the following policies and procedures.  These policies and procedures apply to all JHWIM employees.

B.	Handling and Use of Confidential and Proprietary Information

•
During the course of employment at JHWIM, employees may learn of or have access to nonpublic information.  All nonpublic information, from whatever source learned or obtained, and regardless of JHWIM’s connection to the information, is confidential information.

Exhibit (r)(2)

•
Employees may also learn of or have access to nonpublic information proprietary of JHWIM, such as information regarding its business, internal operations, financial or other conditions, computer programs and trade secrets.  All such proprietary information is confidential and should not be disclosed to any person outside of JHWIM.  These prohibitions also continue to apply after termination of employment.

•
Upon the termination of employment for any reason, all employees must promptly turn over to JHWIM all copies of all documents and other materials, in whatever form maintained (e.g., typewritten, handwritten, tape recorded, computer diskette), containing, reflecting, or otherwise relating in any way to, confidential and/or proprietary information.  This includes, but is not limited to, materials relating to JHWIM’s internal operations, such as internal memoranda and compliance materials, as well as JHWIM’s business matters, such as final and draft transactional documents.

•
All confidential and proprietary information learned or developed in the course of employment at JHWIM is at all times the exclusive property of JHWIM.  Employees do not have, and are prohibited from exercising, ownership or other rights or interests inconsistent with JHWIM’s exclusive rights in any such information or property.

C.	Document and Information Control

•
Employees must safeguard documents and other materials that contain confidential information.  These should not be left exposed to public access.  Whenever possible, such materials should be stored in desk or file drawers, cabinets, or otherwise secured from public access when not in use.  When in use, employees should be careful not to leave such documents unattended unless precautions are taken to secure them from public access.  Investment professionals should make efforts to close their office doors when leaving their offices while materials that contain confidential information are in public view.

•
When materials containing confidential information are delivered throughout the office, for example to an employee’s desk or in-box, they should be placed face down or transmitted in interoffice envelopes.

•
When materials containing confidential information are taken from the office, employees should be careful to ensure that such materials are secure from public view.  Materials containing confidential information should be removed from JHWIM’s offices only for bona fide business reasons.  Whenever it is possible to avoid doing so, such materials should not be discarded outside of JHWIM’s offices.  Particular care should be exercised in those situations where such materials are discarded outside of JHWIM’s offices so that confidential information is not retrievable.

•
Employees should be particularly careful not to expose such materials removed from the office to public view while in use or otherwise.  For example, employees should not review documents containing confidential information in public view while using public transportation.

Exhibit (r)(2)

•
Employees should be careful that they are not overheard when they are discussing matters involving confidential information on the telephone or otherwise.  For example, speaker telephones should generally be used in a way so that outsiders who might be in JHWIM’s offices are not inadvertently exposed to such information.

•	Employees should be careful to avoid making unnecessary copies of documents containing confidential information. Copying should generally be limited to current distribution and work needs.

•
Materials containing confidential information delivered by JHWIM or outside messengers to locations outside JHWIM’s offices should be sealed in an envelope, folder or other packaging so that the materials are secure from unauthorized access.  Such envelope, folder, or other package should be clearly addressed and marked as “confidential”.  Such materials should be delivered only to a doorman (or other appropriate person, such as a secretary or assistant) or a secured setting at the place of delivery and not left on a doorstep or other unsecured area.

D.	Sensitive Areas Controls

•	Employees should check their offices, conference rooms and workrooms for materials containing confidential information prior to bringing outside persons into these areas.

•
Employees should be careful to limit access to offices, conference rooms and workrooms in use when such rooms are left unattended while materials containing confidential information are left inside them.

•	When finished with a conference room or workroom, employees should be careful to ensure that materials containing confidential information are removed or properly stored or discarded.

E.	Information Systems Controls

•
Computer diskettes and other electronic media containing confidential information should be stored in desk or file drawers, cabinets or otherwise secured from public access when not in use.  Access to personal computers, workstation computers, and network computer systems should be limited to ensure that confidential information is not improperly accessed.

Exhibit (r)(2)

•
As a general matter, individual project directories, diskettes, or other electronic media should be utilized by, and access should be limited to, those employees involved in the transactional or other business project to which the directories or diskettes relate.  Information on transactions involving companies with publicly-traded securities should not be stored on a drive to which all employees have access.

•
Employees should be careful to limit access to printouts containing confidential information by, for example, (i) placing printouts in interoffice mail envelopes for delivery, and (ii) maintaining printouts out of public view, for example, by placing them in a drawer, cabinet or other similar setting when it is not possible to make immediate delivery.  Unless requested to do so, assistants and other employees should not make or keep extra printouts of work containing confidential information.

•	Bloomberg machines in public areas should not be electronically programmed for continuous viewing of target company securities.

•	Employees using computers should be careful not to leave materials containing confidential information displayed on the viewing screen when they leave their computers unattended.

ANY VIOLATION OF JHWIM POLICIES AND PROCEDURES REGARDING THE HANDLING AND USE OF CONFIDENTIAL INFORMATION BY EMPLOYEES  MAY RESULT IN DISMISSAL, SUSPENSION WITH OR WITHOUT PAY, OR OTHER DISCIPLINARY SANCTIONS AGAINST THE EMPLOYEE, WHETHER OR NOT THE VIOLATION OF JHWIM’S POLICY OR PROCEDURES ALSO CONSTITUTES A VIOLATION OF LAW.

TRADING WHILE IN POSSESSION OF, OR TIPPING ON THE BASIS OF, MATERIAL, NONPUBLIC INFORMATION IS A VIOLATION OF JHWIM’s PERSONAL SECURITIES TRADING AND INVESTING POLICY AND COULD ALSO RESULT IN CIVIL OR CRIMINAL LIABILITY, INCLUDING FINES, IMPRISONMENT, DISGORGEMENT OF THE PROFITS REALIZED OR LOSSES AVOIDED AS A RESULT OF THE ILLEGAL TRADING OR TIPPING AND OTHER SANCTIONS.

EMPLOYEES SHOULD BE AWARE THAT JHWIM MAY INITIATE OR COOPERATE IN PROCEEDINGS RESULTING IN SUCH LIABILITY.

Exhibit (r)(2)

IV.	PERSONAL SECURITIES TRADING

All JHWIM personnel must conduct their personal investing activities in a manner to avoid actual or potential conflicts of interest with JHWIM’s clients and JHWIM itself.  JHWIM’s policies and procedures regarding personal securities trading apply to all “Access Persons” and their “Family Members” as defined in Appendix A.  Any questions regarding these policies and procedures should be directed to the Chief Compliance Officer.

A.	Certification Requirements [204A-1(a)(5)]

Each JHWIM Access Person must certify that they have received, reviewed, understand, and will abide by the Firm’s Code of Ethics by completing the Form located in Appendix B of the Code and returning it to the Chief Compliance Officer.  Existing employees will have to make additional certifications at such time or times as determined by the Chief Compliance Officer, including, without limitation, each time an amendment to the Code is distributed.

B.	Initial Reporting Requirements [204A-1(b)(1)(ii)]

Each JHWIM Access Person is required to provide JHWIM’s Chief Compliance Officer, no later than 10 days after the person  becomes an Access Person, with an initial list of all “Covered Securities” (as defined in Appendix A) holdings that they or their Family Members have a direct or indirect beneficial interest, or over which the Access Person or their Family Members have investment discretion. The holdings report must be current as of a date not more than 45 days prior to the individual becoming an access person.  This requirement may be fulfilled by completing and submitting to the Chief Compliance Officer the “Initial Report of Covered Securities Holdings Form” found in Appendix D.

C.	Annual Reporting Requirements [204A-1(b)(1)]

Each JHWIM Access Person is required to provide JHWIM’s Chief Compliance Officer with an annual list of all Covered Securities holdings that they or their Family Members have a direct or indirect beneficial interest, or over which the Access Person or their Family Members have investment discretion by February 10 of each year. The holdings report must illustrate positions held as of December 31 of the prior year.  This requirement may be fulfilled by completing and submitting the Annual Report of Covered Securities Holdings Form to the Chief Compliance Officer.  This Form is circulated to all employees at the end of each year.

D.	Quarterly Reporting Requirements [204A-1(b)(2)]

Each JHWIM Access Person must complete the Quarterly Transaction Report Form (located in Appendix E of the Code) for themselves and their Family Members on at least a quarterly basis (within 30 days after the end of each calendar quarter) OR provide duplicate copies of all brokerage account statements (assuming these statements contain all the information that would appear on the Quarterly Transaction Report) disclosing Covered Securities transactions.

Exhibit (r)(2)

Additionally, all JHWIM Access Persons are required to disclose to the Chief Compliance Officer if they or their Family Members opened, closed, or transferred an account within 30 days after the end of the calendar quarter.

E.	Exceptions to the Quarterly Reporting Requirements [204A-1(b)(3)]

Access Persons are required to report all Covered Securities Transactions on a quarterly basis except:
•	Transactions effected pursuant to an automatic investment plan.
•	Securities held in accounts over which the Access Person had no direct or indirect influence or control.

F.	Covered Securities Exclusions

The term Covered Securities does not include the following:
•	Direct obligations of the Government of the United States
•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements
•	Shares of money market funds
•	Shares of other types of mutual funds unless JHWIM or a control affiliate act as the investment adviser of the principal underwriter for the fund
•	Units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds

G.	Requests for Duplicate Account Statements

In an effort to make your reporting obligations as effortless as possible, JHWIM suggests that you consider sending to any broker, investment manager or other financial institution at which you and/or your Family Members maintain securities account(s) a letter requesting that duplicate copies of your account statements be forwarded to JHWIM (to the attention of the Firm’s Chief Compliance Officer).  A sample Duplicate Account Statement Request Letter may be found in Appendix D of the Code.  Please note that regardless of whether or not you choose to send a Duplicate Account Statement Request Letter to your broker, investment manager or other financial institution, you shall remain ultimately responsible for full compliance with all applicable requirements of this Code.

H.	Pre-clearance

JHWIM Access Persons and their Family Members may engage in transactions involving Covered Securities only after they have received prior authorization from JHWIM’s Chief Compliance Officer.

V.	EXCEPTIONS AND QUESTIONS
Questions regarding the Code and/or any requests for exceptions to this Code should be directed to the Chief Compliance Officer.

Exhibit (r)(2)

VI.	REPORTING VIOLATIONS

Every employee must immediately report any violation of the Code to the Chief Compliance Officer.  All reports will be treated confidentially and investigated promptly and appropriately.  JHWIM will not retaliate against any Employee who reports a violation of the Code in good faith and any retaliation constitutes a further violation of the Code.  The Chief Compliance Officer will keep records of any violation of the Code, and of any action taken as a result of the violation.

Violations of the policy may lead to disgorgement of profits, suspension of trading privileges for the particular Employee, or disciplinary action up to and including termination.

VII.	ADMINISTRATION OF THE CODE

The Chief Compliance Officer will receive and review all reports submitted pursuant to the Code.  The Chief Compliance Officer will review the reports to determine that Access Persons and Family Members trades are consistent with the requirements and restrictions set forth in the Code and do not otherwise indicate any improper trading activities.  The Chief Compliance Officer will also be responsible for properly maintaining all books and records relating to the Code.  The Firm will maintain the following records in a readily accessible place:

•	A copy of each Code that has been in effect at any time during the past five years;
•	A record of any violation of the Code and any action taken as a result of the violation;
•	A record of all written acknowledgements of receipt, review and understanding of the Code and amendments for each person who is currently, or within the past five years was a Supervised Person;
•	A record of each report made by an Access Person, including any brokerage confirmations and brokerage account statements obtained from Access Persons;
•	A list of names of persons who are currently, or within the past five years were, Access Persons;
•	A record of any decision for approving the acquisition of securities by Access Persons for at least five years after the end of the fiscal year in which approval was granted.

VIII.	ADV DISCLOSURE

Part II of JHWIM’s Form ADV describes our Code and offers to furnish the Code to client’s upon their request.

Exhibit (r)(2)

APPENDIX A

DEFINITIONS

Access Person - a supervised person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or has access to nonpublic information regarding portfolio holdings of any reportable fund.  For the purpose of this Code, all JHWIM employees are considered Access Persons.

Blind Pool - an account over which a JHWIM employee or a Family Member of such employee does not exercise any influence or control, provided, however, that such JHWIM employee or Family Member of such employee has delivered to JHWIM’s Chief Compliance Officer a copy of a valid and binding contract conferring investment and trading discretion to a person unaffiliated with JHWIM, the JHWIM employee or a Family Member of such employee

Covered Securities - are defined as any of the following:
•	Publicly traded and private equity and debt securities, including common and preferred stocks
•	Instruments convertible, exchangeable or exercisable for equity or debt securities,
•	Any derivative instruments relating to any such securities, including options, warrants and futures,
•	Shares in closed-end funds
•	Any interest in a partnership or other entity that invests in any Covered Securities.

Family Members - a JHWIM employee’s spouse, minor children and relatives or other individuals living in the employee’s household or to whose support the employee makes a material contribution (at least 50% of the person’s support)

Supervised Person - any partner, officer, director, or employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.  For the purpose of this Code, all JHWIM employees are considered supervised persons.

Exhibit (r)(2)

APPENDIX B

Acknowledgement by New Employee of Receipt of Code of Ethics and Compliance Manual of
J.H. Whitney Investment Management, LLC

I have received, reviewed, understand, and agree to abide by the Firm’s Code of Ethics and compliance policies and procedures as stated in the most recent copy of the Compliance Manual.

_____________________________
Signature

_____________________________
Print Name

_____________________________
Date

Please complete, sign and date this form and return to the Firm’s Chief Compliance Officer

Exhibit (r)(2)

APPENDIX C

J.H. Whitney Investment Management, LLC

Initial Report of Covered Securities Holdings

Each JHWIM Access Person (as defined in the Firm’s Code of Ethics) is required to complete this Form illustrating all Covered Securities (as defined in the Firm’s Code of Ethics) holdings that they or their Family Members (as defined by the Firm’s Code of Ethics) have a direct or indirect beneficial interest, or over which the Access Person or their Family Members have investment discretion within 10 days of hire, or within 10 days of becoming an Access Person.  The holdings disclosed on this Form must be current as of a date not more than 45 days prior to the individual becoming an Access Person.  Upon completion, this form must be submitted to JHWIM’s Chief Compliance Officer.

In lieu of listing particular security positions, each Access Person may provide duplicate copies of statements to the Chief Compliance Officer dated not more than 45 days prior to the individual becoming an Access Person.  If this option is chosen each Access Person must still complete the first four columns of the table below, sign the certification, and return this Form to the Chief Compliance Officer.

Account Name (Please indicate your relationship to the individual if the account is in the name of a Family Member).	Blind Pool (as defined in the Firm’s Code of Ethics) (Y/N)	Account Number	Broker-Dealer or Bank Holding the Security	Name of Security and Exchange Ticker Symbol or CUSIP Number	Type of Security (Common Stock, Bond, Option, etc.) and Number of Shares and Principal Amount

To the best of my knowledge, I have accurately and completely disclosed all of my securities holdings as of the date set forth below.

________________________                               _______________________           _________________________
Printed Employee Name                                           Signature                                           Date

Exhibit (r)(2)

APPENDIX D

Form of Duplicate Report Request Letter

Date:

From:

Address:

Account number(s):

Request for duplicate statements

To Whom It May Concern:

Please send my employer, J.H. Whitney Investment Management, LLC, duplicate copies of my account statements for the above referenced accounts.  Their address is as follows:

J.H. Whitney Investment Management, LLC
374 Park Ave.
New York, NY 10152

Attention:  Chief Compliance Officer

Thank you for your immediate attention to this request.

Very truly yours,

Exhibit (r)(2)

APPENDIX E

J.H. Whitney Investment Management, LLC

Quarterly Transaction Report

Each JHWIM Access Person (as defined in the Firm’s Code of Ethics) must complete this Form OR provide duplicate copies of all brokerage account statements disclosing Covered Securities (as defined in the Firm’s Code of Ethics) transactions for both their accounts and the accounts of their Family Members (as defined in the Firm’s Code of Ethics) on at least a quarterly basis.  The Form or the brokerage account statements must be received by JHWIM’s Chief Compliance Officer within 30 days after the end of each calendar quarter.

Account Number	Account Name	Trade Date	Buy, Sell or Other	Security Name, Exchange Ticker Symbol or CUSIP Number (if applicable) and Type (Common Stock, Bond, Option, etc.)	Number of Shares and Principal Amount	Price	Interest Rate and Maturity Date (if applicable)	Broker-Dealer or Bank

No personal securities transactions that required reporting occurred in my account(s) or the account(s) of my Family Members (if applicable) during the preceding calendar quarter.

To the best of my knowledge, I have accurately and completely disclosed all of my changes in securities positions effected during the period covered by this report.

____________________________          _____________________      _____________________      __________________________________
(Printed Name)	(Signature)	(Date)	(Period Covered by this Report)